UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                        +972.4.959.0123

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

As disclosed in the Form 8-K filed on March 8, 2018, by ReWalk Robotics Ltd. (the “Company”) with the Securities and Exchange Commission (the “SEC”), on March 6, 2018, the Company entered into an investment agreement (the “Investment Agreement”) with Timwell Corporation Limited, a Hong Kong corporation (“Investor”), pursuant to which the Company agreed, in return for aggregate gross proceeds to the Company of $20.0 million, to issue to Investor an aggregate of 16,000,000 of the Company’s ordinary shares at a price per share of $1.25. The shares are to be issued in three tranches, consisting of $5.0 million for 4,000,000 shares in the first tranche (the “First Tranche Closing”), $10.0 million for 8,000,000 shares in the second tranche and $5.0 million for 4,000,000 shares in the third tranche. The First Tranche Closing was subject to the Company receiving the approval by the Company’s shareholders of the issuance of the shares.

As disclosed in the Form 8-K filed on April 30, 2018, by the Company with the SEC, on April 30, 2018, the Company’s shareholders approved the issuance of the shares. The First Tranche Closing was held on May 15, 2018, and the Company received $5.0 million from the Investor and issued 4,000,000 shares. On a post-transaction basis, based on 30,633,885 of the Company’s ordinary shares outstanding as of May 15, 2018 (excluding ordinary shares issuable upon conversion or exercise of derivative securities owned by other shareholders or shares issued under our equity incentive plans), after the First Tranche Closing the Investor beneficially owns approximately 11.6% of the Company’s ordinary shares.

3.02 Unregistered Sales of Equity Securities.

The information in Item 2.01 above is incorporated by reference into this Item 3.02.

We believe that the issuance of the ordinary shares at the First Tranche Closing described in Item 2.01 is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Regulation S or pursuant to Section 4(a)(2) of the Securities Act regarding transactions by an issuer, in each case, involving offers and sales of securities outside the United States with no directed selling efforts or not involving a public offering, respectively. Pursuant to the Investment Agreement, the Investor represented its knowledge and financial sophistication as an investor and its intention to acquire the ordinary shares for investment only and not with a view to, or in connection with, the distribution thereof. No general advertising or solicitation has been used in offering, or will be used in selling, the ordinary shares, and the shares were offered only to Investor, a non-U.S. entity, in a transaction outside the United States.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Ning Cong to Board of Directors.

Upon the First Tranche Closing, in accordance with the terms of the Investment Agreement (which provides that upon the First Tranche Closing the Investor is entitled to designate one nominee to our Board of Directors (the “Board”)), the Board appointed Ms. Ning Cong, who had been nominated by the Investor, to serve as a member of the Board, effective immediately. As a Class II director, Ms. Cong’s appointment will last until the Company’s annual shareholders meeting to be held in 2019 and thereafter until her respective successor is duly elected and qualified, or until her earlier death, resignation or removal from the Board.

In connection with her appointment, the Board has determined that Ms. Cong satisfies the independence requirements under the rules of the SEC and of the listing standards of The Nasdaq Stock Market LLC.

Since April 2016, Ms. Cong has served as a co-founder, partner and manager of Ambrum Capital, which manages a private equity investment fund focusing primarily on the field of healthcare and engaging in strategic partnerships with healthcare companies in China. From November 2005 to March 2016, Ms. Cong served in multiple senior roles at Orchid Asia Group Management, Limited (“Orchid Asia”), where she served as a Managing Director from 2010-2016, an Investment Director from 2007-2010 and a Vice President from 2005-2007, and had been an investment committee member of Orchid Asia since 2008. Ms. Cong had fifteen private equity investments during her stay with Orchid Asia, and served as members of the board of directors for both privately held and publicly listed companies in China and in Hong Kong, including Shenzhen Lifetech Scientific Corporation, Shenzhen Comix Group Co., Ltd and Sangfor Technology Inc. Ms. Cong holds a Master in Business Administration from HEC School of Management in Paris, France, where she received the Gustave Eiffel Scholarship of Excellence.

Except as set forth above there are no arrangements or understandings between Ms. Cong and any other person pursuant to which she was appointed as director. Ms. Cong does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and except as set forth above there are no transactions in which Ms. Cong has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As compensation for her services as director, Ms. Cong will be entitled to receive restricted stock units (“RSUs”) to purchase ordinary shares of the Company, NIS 0.01 par value per share (“Ordinary Shares”) under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”), with such RSUs to have a value based on the Black-Scholes model equal to $30,000 on the date of grant, and an annual grant of RSUs under the 2014 Plan to purchase ordinary shares of the Company commencing with the 2019 annual general meeting of shareholders and at each annual general meeting thereafter (provided that Ms. Cong continues to serve on the Board following such annual general meeting) having a value based on the Black-Scholes model equal to $25,000 on the date of grant. All of the above grants of RSUs will vest on a quarterly basis over a period of one year from the date of their grant, with the vesting of such RSUs accelerated upon certain change of control events. The RSUs are otherwise be subject to the terms and conditions of the 2014 Plan and the non-employee director RSU award agreement in the form generally used by the Company at the relevant time, including any forms filed by the Company with the SEC.

Additionally, in connection with her appointment, Ms. Cong has entered into the Company’s standard form of indemnification agreement, and will receive coverage under the Company’s directors’ and officers’ liability insurance policy. Ms. Cong will also be entitled to be reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board or committees of the Board of which she is a member.

Item 7.01 Regulation FD Disclosure.

On May 15, 2018, the Company issued a press release titled “ReWalk Robotics Receives First Tranche of $5 Million as Part of $20 Million Strategic Investment from Timwell Corporation Limited,” a copy of which is furnished as Exhibit 99.1 herewith and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release entitled “ReWalk Robotics Receives First Tranche of $5 Million as Part of $20 Million Strategic Investment from Timwell Corporation Limited,” dated May 15, 2018.*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

By:	/s/ Ori Gon
Name:	Ori Gon
Title:	Chief Financial Officer

Dated: May 15, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release entitled “ReWalk Robotics Receives First Tranche of $5 Million as Part of $20 Million Strategic Investment from Timwell Corporation Limited,” dated May 15, 2018.*

*	Furnished herewith.

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